UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2018

AAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-36643	35-2496142
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place
Brentwood, Tennessee 37027
(Address of principal executive offices)

(615) 732-1231
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.  Regulation FD Disclosure.

On November 21, 2018, AAC Holdings, Inc. (the “Company”), certain of its subsidiaries, and certain of its current and former officers entered into a settlement with plaintiffs to settle the litigation styled Smith, et al. v. American Addiction Centers, Inc., et al., Case No. BC667311, pending in the Superior Court of the State of California (the “Smith Litigation”).  The settlement provides for (i) the Company to pay plaintiffs an aggregate of $8,000,000 (the “Settlement Payment”) in payments to be made throughout 2019, (ii) a mutual exchange of releases, (iii) dismissal of the litigation, and (iv) other non-monetary terms.  The Company intends to pursue efforts to recover amounts from its insurance carriers to pay a portion of the Settlement Payment.  The Company cannot, however, assure the amount of any recovery from its insurance carriers.

Also on November 21, 2018, the Company entered into a settlement with its former officer and director, Jerrod N. Menz (“Menz”).  In exchange for Menz releasing his claim for indemnification in the Smith Litigation, the Company has agreed to release Menz from his agreement to contribute 300,000 shares to the settlement of the securities class action lawsuit (Kasper v. AAC Holdings, Inc., et al., Case No. 3:15-cv-923, United States District Court for the Middle District of Tennessee) that was finally settled on June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: November 28, 2018